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                                                                     EXHIBIT 1.1

                                                               Execution Version

                      Keystone Automotive Operations, Inc.


                                  $175,000,000

                    9.3/4% Senior Subordinated Notes due 2013

                               PURCHASE AGREEMENT

                             dated October 23, 2003


                         Banc of America Securities LLC
                               UBS Securities LLC

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                               PURCHASE AGREEMENT

October 23, 2003

BANC OF AMERICA SECURITIES LLC
UBS SECURITIES LLC
   As Representatives of the Initial Purchasers
c/o Banc of America Securities LLC
9 West 57/th/ Street
New York, New York 10019

Ladies and Gentlemen:

     Introductory. Keystone Merger Sub, Inc. (together with Keystone Automotive Operations, Inc., a Pennsylvania corporation upon its signing of the Assumption Agreement referred to below, the "Company"), proposes to issue and sell to the several Initial Purchasers named in Schedule A hereto (the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in such Schedule A of $175,000,000 aggregate principal amount of the Company's 9.3/4% Senior Subordinated Notes due 2013 (the "Notes"). Banc of America Securities LLC and UBS Securities LLC have agreed to act as the representatives (the "Representatives") of the several Initial Purchasers in connection with the offering and sale of the Notes.

     The Notes will be issued pursuant to an indenture, to be dated as of the Closing Date (as defined in Section 2) (the "Indenture"), among the Company, the Guarantors (as defined below) and The Bank of New York, as trustee (the "Trustee"). Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary").

     The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date substantially in the form attached as Exhibit B hereto (the "Registration Rights Agreement"), among the Company, the Guarantors (as defined below) and the Initial Purchasers, pursuant to which the Company and the Guarantors will agree to file, within 90 days of the Closing Date, a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Exchange Securities (as defined below) under the Securities Act of 1933 (as amended, the "Securities Act", which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

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     The payment of principal of, premium and Additional Interest (as defined in the Indenture), if any, and interest on the Notes and the notes to be included in a Registration Statement with terms substantially identical to the Notes and offered in exchange for the Notes (the "Exchange Notes") will be fully and unconditionally guaranteed (the "Guarantees") on a senior subordinated basis, jointly and severally by (i) each of the subsidiaries of the Company listed on Schedule B hereto (collectively, the "Guarantors") and (ii) each subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns. The Notes and the Guarantees thereof are herein collectively referred to as the "Securities"; and the Exchange Notes and the Guarantees thereof are herein collectively referred to as the "Exchange Securities".

     Keystone Merger Sub, Inc. ("Merger Sub"), executed a definitive merger agreement on August 29, 2003 (the "Merger Agreement") with Keystone Automotive Holdings, Inc. ("Holdings"), a wholly-owned subsidiary of Bain Capital Partners, LLC, Merger Sub, a wholly-owned subsidiary of Holdings, Keystone Automotive Operations, Inc. and LAGE LLC, as representative of the selling stockholders named therein. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Keystone Automotive Operations, Inc. on the Closing Date, with Keystone Automotive Operations, Inc. as the surviving corporation. As a result of the merger, Keystone Automotive Operations, Inc. will succeed to the rights and obligations of the Company hereunder. In connection with the merger, the Company will (i) enter into a new senior credit facility on the terms described in the Offering Memorandum (the "Senior Credit Facility") and borrow $115 million of term loans thereunder, (ii) receive a capital contribution from Holdings of up to approximately $7.6 million, representing proceeds from a term loan to be provided under a credit agreement among Holdings, Bank of America, N.A., and the other parties thereto (the "Holdings Term Loan") on the terms described in the Offering Memorandum and which will be repayable upon realization of certain tax benefits, (iii) receive a capital contribution from Holdings of approximately $175.0 million consisting of the proceeds from an investment in the common stock of Holdings by Bain Capital Partners, LLC and certain of its affiliates and others (iv) issue the Notes, (v) repurchase options to acquire shares of the common stock of the Company held by option holders that did not exercise such options prior to the merger and (vi) repay the Company's existing debt and pay fees and expenses in connection with the merger (the transactions set forth in clauses (i), (ii), (iii), (v) and (vi) above, together with the consummation of the merger pursuant to the terms of the Merger Agreement and the transactions described under "The Transactions" in the Offering Memorandum, are collectively referred to herein as the "Concurrent Transactions").

     The Merger Agreement, the Senior Credit Facility, the Holdings Term Loan, this Agreement (including the Assumption Agreement, in the form of Exhibit D hereto, under which Keystone Automotive Operations, Inc. and the Guarantors will become a party hereto), the Registration Rights Agreement and the Indenture are collectively referred to herein as the "Transaction Agreements".

     The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at

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any time on or after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") thereunder).

     The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated October 10, 2003 (the "Preliminary Offering Memorandum"), and has prepared and will deliver to each Initial Purchaser copies of the Offering Memorandum describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the Company's Offering Memorandum, dated October 23, 2003, including amendments or supplements thereto and any exhibits thereto, in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities.

     The Company and each of the Guarantors hereby confirms its agreements with the Initial Purchasers as follows:

     Section 1. Representations and Warranties. The Company and each of the Guarantors hereby jointly and severally represents, warrants and covenants to each Initial Purchaser as follows:

     (a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

     (b) No Integration of Offerings or General Solicitation. Neither the Company nor any of the Guarantors has, directly or indirectly, sold, solicited any offer to buy or offered to sell in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act (each, an "Affiliate")) or any Guarantor, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage, directly or indirectly, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to

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those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates, the Guarantors or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, its Affiliates, the Guarantors and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

     (c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

     (d) The Offering Memorandum. The Preliminary Offering Memorandum does not and the Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Banc of America Securities LLC expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary Offering Memorandum or the Offering Memorandum.

     (e) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification hereunder may be limited by applicable law. As of the Closing Date, the Assumption Agreement will have been duly authorized, executed and delivered by each Guarantor and, upon the execution and delivery thereof, this Agreement will be a valid and binding agreement of each of the Guarantors, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification hereunder may be limited by applicable law.

     (f) The Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and the Guarantors, and at the Closing Date will have been duly executed and delivered by the Company and the Guarantors, and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, will be a valid and binding agreement

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of, the Company and each Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

     (g) Authorization of the Securities and the Exchange Securities. The Notes to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture. The Guarantees of the Notes and the Exchange Notes are in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

     (h) Authorization of the Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (i) Other Transaction Agreements. At the Closing Date, each of the Merger Agreement, the Senior Credit Facility and the Holdings Term Loan will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company and, to the extent a party thereto, each Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or

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other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (j) Description of the Securities and the Indenture. The Notes, the Exchange Notes, the Guarantees of the Notes and the Exchange Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

     (k) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries (which term shall include all subsidiaries of Keystone Automotive Operations, Inc.), considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

     (l) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the Offering Memorandum are independent public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

     (m) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions "Offering Memorandum Summary--Summary Historical and Pro Forma Consolidated Financial Data" and "Selected Historical Financial Data" fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum. The pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto included under the caption "Offering Memorandum Summary--Summary Historical and Pro Forma Consolidated Financial Data", "Unaudited Pro Forma Consolidated Financial Data" and elsewhere in the Offering Memorandum present fairly in all material respects the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation

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thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

     (n) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company and the Guarantors, to enter into and perform its obligations under each of the Transaction Agreements, the Securities and the Exchange Securities (to the extent each is a party thereto). Each of the Company and its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim other than liens securing the Senior Credit Facility. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule B hereto.

     (o) Non-Contravention of Existing Instruments: No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of the Transaction Agreements by the Company and the Guarantors (to the extent each is a party thereto), and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any Guarantor, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor (other than liens securing the Senior Credit Facility) pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Guarantor. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery and performance of the Transaction Agreements by the Company and the Guarantors (to the extent each is a party thereto) or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering

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Memorandum, except such as have been obtained or made by the Company and the
Guarantors and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company's and the Guarantors' obligations under the Registration Rights Agreement. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Guarantor.

     (p) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries; where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier of the Company, exists or, to the best of the Company's knowledge, is threatened or imminent.

     (q) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

     (r) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

     (s) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(m) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) liens securing the Senior Credit Facility and (ii) such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any

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subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

     (t) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(m) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

     (u) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Neither the Company nor any Guarantor is, and after receipt of payment for the Securities none will be, an "investment company" within the meaning of Investment Company Act and each will conduct its business in a manner so that it will not become subject to the Investment Company Act.

     (v) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

     (w) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (x) Solvency. The Company and each Guarantor is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company or any Guarantor on a particular date, that on such date
(i) the fair market value of the assets of the Company or such Guarantor is greater than the total amount of liabilities (including contingent liabilities) of the Company or such Guarantor, (ii) the present fair salable value of the assets of the Company or such Guarantor is greater than the amount that will be required to pay the probable liabilities of the Company or such Guarantor on its debts as they become absolute and matured, (iii) the Company or such Guarantor is able to realize upon its assets and pay its

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debts and other liabilities, including contingent obligations, as they mature and (iv) the Company or such Guarantor does not have unreasonably small capital.

     (y) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

     (z) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (aa) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries has violated any federal, state, local or foreign law or regulation relating to pollution or protection of human health and safety or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive substances, asbestos or asbestos-containing materials, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law;
(ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past or otherwise relating to any Environmental Law (collectively, "Environmental Claims"), pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

     (bb) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

     (cc) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any material "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

     (dd) No Default in Senior Indebtedness. No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Indebtedness (as defined in the Indenture).

     (ee) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of their families, except as disclosed in the Offering Memorandum.

     (ff) Regulation S. The Company and its affiliates, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

     (gg) Material Agreements. Attached as Schedule C hereto is a complete list of each indenture, loan agreement or other agreement or instrument by which the Company or any of its subsidiaries is bound or to which any of its properties or assets is subject, in each case which is material to the business, operations, property or condition (financial or otherwise) of the Company and will be in effect upon the consummation of the Concurrent Transactions.

     (hh) Nevada Subsidiaries. Kao Management Services, Inc. and Keystone Marketing Services, Inc. (the "Nevada Subsidiaries"), both individually and taken together, are not material to the condition (financial or otherwise), or to the earnings, business, operations or prospects, of the Company and its subsidiaries.

     Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

     Section 2.  Purchase, Sale and Delivery of the Securities.

     (a) The Securities. The Company agrees to issue and sell to the several Initial Purchasers all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 97.00% of the principal amount thereof payable on the Closing Date. The Securities will initially be offered to purchasers at the price set forth on the cover page of the Offering Memorandum (except as disclosed in the Offering Memorandum under "Plan of Distribution"). After such time, the price may be changed at any time without notice.

     (b) The Closing Date. Delivery of the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Kirkland & Ellis, LLP, Citigroup Center, 153 East 53rd Street New York, New York 10022-4611 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m. New York City time, on October 30, 2003, or such other time and date as the Initial Purchasers shall designate by notice to the Company (the time and date of such closing are called the "Closing Date"). The

Company hereby acknowledges that circumstances under which the Initial Purchasers may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16.

     (c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the several Initial Purchasers the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depository, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

     (d) Delivery of Offering Memorandum to the Initial Purchasers. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall delivery or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

     (e) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501 under the Securities Act (an "Accredited Investor").

     Section 3. Additional Covenants. The Company and each of the Guarantors further covenants and agrees with each Initial Purchaser as follows:

     (a) Initial Purchasers' Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Offering Memorandum, the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

     (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

     (c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

     (d) Blue Sky Compliance. The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

     (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

     (f) The Depositary. The Company will cooperate with the Initial Purchasers and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

     (g) Agreement Not To Offer or Sell Additional Securities. During the period of 180 days following the date of the Offering Memorandum, the Company and the Guarantors will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or any Guarantor or securities exchangeable for or convertible into debt securities of the Company or any Guarantor (other than as contemplated by this Agreement and to register the Exchange Securities).

     (h) Future Reports to the Initial Purchasers. At any time when the Company is not subject to Section 13 or 15 of the Exchange Act, the Company will furnish to Banc of America Securities LLC as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities).

     (i) No Integration. The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, sell, solicit any offer to buy or offer to sell, any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or
(iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by
Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise.

     (k) Legended Securities. Each Note will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

     (l) PORTAL. The Company will use its commercially reasonable efforts to cause such Notes to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL market").

     Banc of America Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

     Section 4. Payment of Expenses. The Company and each of the Guarantors agree, jointly and severally, to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company's and the Guarantors' counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, (v) all filing fees, attorneys' fees and expenses incurred by the Company or the Initial Purchasers (in the case of expenses incurred by the Initial Purchasers, in an amount not to exceed $5,000) in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with the PORTAL market and (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for "book-entry" transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement. Except as provided in this

Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

     Section 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantors, as applicable, of their covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Accountants' Comfort Letter. On the date hereof, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 100, 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

     (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

          (i) in the reasonable judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

          (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any Guarantor or any of the Company's or any Guarantor's securities or in the rating outlook for the Company or any Guarantor by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436 under the Securities Act.

     (c) Opinion of Counsel for the Company. On the Closing Date the Initial Purchasers shall have received the favorable opinions of (i) Pepper Hamilton LLP and (ii) Kirkland & Ellis LLP, counsel for the Company and the Guarantors, dated as of such Closing Date, the forms of which are attached as Exhibits A-1 and A-2.

     (d) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Davis Polk & Wardwell, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

     (e) Officers' Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Executive Officer of the Company and an executive officer of each Guarantor, dated as of the Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

          (i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

          (ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 of this Agreement are true and correct in all material respects (without regard to the materiality qualifications contained therein) with the same force and effect as though expressly made on and as of the Closing Date; and

          (iii) the Company and the Guarantors have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

     (f) Chief Financial Officer's Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of the Closing Date, substantially in the form set forth in Exhibit C hereto.

     (g) Bring-down Comfort Letter. On the Closing Date the Initial Purchasers shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, a letter dated such date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

     (h) PORTAL Listing. At the Closing Date the Notes shall have been designated for trading on the PORTAL market.

     (i) Registration Rights Agreement. The Company and the Guarantors shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

     (j) Concurrent Transactions. The Concurrent Transactions shall have been consummated on the terms and conditions set forth in the Transaction Agreements and as described in the Offering Memorandum.

     (k) Assumption Agreements. The Initial Purchasers shall have received an Assumption Agreement in the form of Exhibit D hereto duly executed by Keystone Automotive Operations, Inc. and each of the Guarantors.

     (l) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     Section 6. Reimbursement of Initial Purchasers' Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors jointly and severally agree to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

     Bain Capital Partners, LLC hereby agrees that if the Company is required to pay any amount as a result of this Section 6 and fails to do so within 30 days of a written request from the Initial Purchasers, it will promptly furnish any such amount to the Initial Purchasers.

     Section 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

     (A) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

     (B) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

     (C) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

     "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

     (1)  REPRESENTS THAT:

          (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

          (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

     (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

          (A) TO THE COMPANY,

          (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

          (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

          (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

          (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

          (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH 2(E) OR (F) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE

     THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

     Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers according to this Section 7, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security by such Subsequent Purchasers.

     Section 8.  Indemnification.

     (a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of one counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that the Company or the Guarantors may otherwise have.

     (b) Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and each of its directors, officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are: the statements set forth in the third paragraph (beginning "We have been advised"), the third sentence of the seventh paragraph (beginning "The Initial Purchasers have"), and the ninth paragraph (beginning "In connection with") under the caption "Plan of Distribution" in the Offering Memorandum; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this
Section 8 shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Section 8(b) and Section
9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities, as such initial offering price is set forth on the front cover of the Offering Memorandum. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification.

     The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

     Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the securities purchased by it exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser or any Guarantor, and each director of the Company, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or any Guarantor.

     Section 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited; (ii) a general banking moratorium shall have been declared by any of federal, New York or Pennsylvania authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; or (iv) in the reasonable judgment of the Initial Purchasers there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 10 shall be without liability on the part of (A) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (B) any Initial Purchaser to the Company, or (C) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     Section 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Guarantors and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company or any Guarantor or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

     Section 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

     If to the Initial Purchasers:

     Banc of America Securities LLC
     9 West 57/th/ Street
     New York, New York 10019
     Facsimile: (212) 583-8295
     Attention: High Yield Capital Markets

     with a copy to:

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, New York 10017
     Facsimile: 212-450-3800
     Attention: Michael Kaplan

     If to the Company or the Guarantors:

     Keystone Automotive Operations, Inc.
     44 Tunkhannock Avenue

     Exeter, PA 18643-1221
     Facsimile: 570-407-3595
     Attention: Bryant Bynum

     with a copy to:
     Kirkland & Ellis LLP
     Citigroup Center
     153 East 53/rd/ Street
     New York, New York 10022
     Facsimile: 212-446-4900
     Attention: Joshua N. Korff

     Any party hereto may change the address for receipt of communications by giving written notice to the others.

     Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

     Section 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     Section 15. Governing Law Provisions; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

     Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

     Section 16. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of
Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

     As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this
Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

     Section 17. Tax Disclosure. Notwithstanding anything to the contrary contained herein, each of the Initial Purchasers, the Company and the Guarantors shall be permitted to disclose the tax treatment and tax structure of each of the transactions contemplated by this Agreement and the Offering Memorandum (each, a "Transactions") (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information); provided, however, that if any Transaction is not consummated for any reason, the provisions of this sentence shall cease to apply with respect to such Transaction.

     Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                [The rest of this page left intentionally blank]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.


                                        Very truly yours,

                                        KEYSTONE MERGER SUB, INC.


                                        By: /s/ Stephen M. Zide
                                            ------------------------------------
                                            Name: Stephen M. Zide
                                            Title: President



                            [Company signature page]

     The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

                                        BANC OF AMERICA SECURITIES LLC
                                        UBS SECURITIES LLC


                                        By: Banc of America Securities LLC


                                        By: /s/ Bradford Jones
                                           -------------------------------------
                                           Managing Director


                       [Initial Purchasers signature page]

     Bain Capital Partners, LLC agrees and acknowledges its obligations under
Section 6 of this Agreement.

BAIN CAPITAL PARTNERS, LLC

 /s/ Stephen M. Zide
 ---------------------------------------
 Name: Stephen M. Zide
 Title: President


                             [Bain Acknowledgement]

                                   SCHEDULE A

                                                                   Aggregate
                                                                Principal Amount
                                                                of Securities to
Initial Purchasers                                                be Purchased
-------------------------------------------------------------   ----------------
Banc of America Securities LLC ..............................   $    113,750,000
UBS Securities LLC ..........................................         61,250,000
   Total ....................................................   $    175,000,000


                                  Schedule A-1

                                                                      SCHEDULE B

                           Subsidiaries of the Company

Keystone Automotive Operations Of Canada, Inc.
Keystone Automotive Operations Midwest, Inc.
Key Comp, Inc.
A&A Auto Parts Stores, Inc.
Keystone Automotive Distributors, Inc.
American Specialty Equipment Corp.
Kao Management Services, Inc.
Keystone Marketing Services, Inc.
Driverfx.com, Inc.


                                  Schedule B-1

                                                                      SCHEDULE C

                               Material Contracts
                               ------------------

     1. Credit Agreement, to be dated as of the Closing Date, by and among Keystone Automotive Holdings, Inc., Keystone Automotive Operations, Inc., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

     2. Guarantee and Security Agreement, to be dated as of the Closing Date, by and among Keystone Automotive Operations, Inc., the Guarantors party thereto and Bank of America, N.A., as Administrative Agent.

     3. Agreement and Plan of Merger, dated August 29, 2003, by and among Keystone Automotive Holdings, Inc., Keystone Merger Sub, Inc., Keystone Automotive Operations, Inc., and LAGE LLC.

     4. Holdings Term Loan, to be dated as of the Closing Date, by and among Keystone Automotive Holdings, Inc., Bank of America, N.A. and UBS Loan Finance LLC.

                                  Schedule C-1

                                                                     EXHIBIT A-1

                         Opinion of Pepper Hamilton LLP

     (i) The Company has been duly incorporated and, as of the date of its Subsistence Certificate attached hereto, is validly subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania. Such counsel does not have knowledge of any facts that would lead it to conclude that, as of the date hereof, the Company is not validly subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania. The Company has the requisite corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Credit Agreement, the Guaranty and Security Agreement among the Company, the Guarantors and Bank of America, N.A. and the Open-End Mortgage, Assignment of Leases and Rents and Security Agreement and Fixture Filing Financing, among the Company, the Guarantors and Bank of America, N.A. (the "Financing Documents").

     (ii) Each Guarantor incorporated in the Commonwealth of Pennsylvania (the "Pennsylvania Guarantors") has been duly incorporated and, as of the date of its Subsistence Certificate attached hereto, is validly subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania. Such counsel does not have knowledge of any facts that would lead it to conclude that, as of the date hereof, any of the Pennsylvania Guarantors is not validly subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania. Each Pennsylvania Guarantor has the requisite corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Financing Documents to which it is a party.

     (iii) All of the issued and outstanding capital stock of each Pennsylvania Guarantor has been duly authorized and validly issued, and, to our knowledge, is fully paid and non-assessable. All of the issued and outstanding capital stock of each Pennsylvania Guarantor is owned of record and, to our knowledge, beneficially by the Company, directly or through one of its subsidiaries, free and clear of any perfected security interest, mortgage, pledge, lien, encumbrance (other than the liens securing the Senior Credit Facility and other than encumbrances or restrictions imposed by applicable securities laws).

     (iv) The Company and each Pennsylvania Guarantor has duly authorized, executed and delivered each of the Financing Agreements to which it is a party.

     (v) The Notes have been duly authorized by the Company for issuance and sale pursuant to the Purchase Agreement and the Indenture.

     (vi) The Exchange Notes have been duly authorized for issuance by the Company.

     (vii) The Guarantees of the Notes and the Exchange Notes have been duly authorized by the Pennsylvania Guarantors for issuance pursuant to the Purchase Agreement and the

                                  Exhibit A1-1

Indenture, and the Guarantees of the Notes have been duly executed by each of the Pennsylvania Guarantors.

     (viii) The execution and delivery by the Company and each of the Pennsylvania Guarantors of the Financing Agreements, the Securities and the Exchange Securities to which it is a party, and the performance by the Company and each of its subsidiaries of their respective obligations thereunder, do not result in any violation of (a) the charter or by-laws of the Company or any of the Pennsylvania Guarantors or, (b) to such counsel's knowledge (i) any Pennsylvania law, rule or regulation or (ii) any administrative or court decree, in each case applicable to the Company or any of the Pennsylvania Guarantors.

     (ix) The Company has the requisite corporate power and authority to execute and deliver the Merger Agreement, to perform its obligations to be performed by it thereunder, and (subject to the receipt of the approvals set forth in Section 3.5(b) thereof) to consummate the Merger. The execution and delivery of the Merger Agreement, the performance by the Company of its obligations thereunder, and the consummation by Keystone of the Merger, have been duly and validly authorized and approved by the Board of Directors and the shareholders of the Company, and no other corporate proceeding or approval on the part of the Company is necessary to authorize the Merger Agreement on behalf of the Company.

     (x) The Merger Agreement has been duly and validly executed and delivered by the Company and the Merger Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

     (xi) Assuming compliance with the applicable requirements of the HSR Act and any similar foreign law, rule or regulation, and the due and proper filing of the Articles of Merger and a Docketing Statement with the Department of State of the Commonwealth of Pennsylvania, the execution and delivery of the Merger Agreement by Keystone, the performance by Keystone of its obligations thereunder, and the consummation by Keystone of the Merger does not result in a violation by Keystone or result in the breach by Keystone of any law, rule or regulation of any Governmental Authority which is applicable to Keystone.

     (xii) Upon the due and proper filing of the Articles of Merger and a Docketing Statement with, and acceptance for the record by, the Department of State of the Commonwealth of Pennsylvania, the Merger will be effective under the laws of the Commonwealth of Pennsylvania.

                                  Exhibit A1-2

                                                                     EXHIBIT A-2

                         Opinion of Kirkland & Ellis LLP

     (i) Each of Keystone Automotive Operations of Canada, Inc., Keystone Automotive Operations Midwest, Inc. and Driverfx.com, Inc. (the "Delaware Guarantors") is a corporation existing and in good standing under the General Corporation Law of the State of Delaware and has the corporate power to own and lease its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Transaction Documents to which it is a party.

     (ii) American Specialty Equipment Corp. (the "New York Guarantor") is a corporation existing and in good standing under the laws of the Business Corporation Law of the State of New York and has the corporate power to own and lease its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Transaction Documents to which it is a party.

     (iii) The Assumption Agreement has been duly authorized, executed and delivered by the Delaware Guarantors and the New York Guarantor.

     (iv) The Registration Rights Agreement has been duly authorized, executed and delivered by Delaware Guarantors and the New York Guarantor and, assuming the due authorization, execution and delivery by the Company, the Foreign Guarantors and the Initial Purchasers, the Registration Rights Agreement is a valid and binding obligation of the Company and each Guarantor, enforceable in accordance with its terms.

     (v) The Indenture has been duly authorized, executed and delivered by Delaware Guarantors and the New York Guarantor and, assuming the due authorization, execution and delivery by the Company, the Foreign Guarantors and the Trustee, the Indenture is a valid and binding obligation of the Company and each Guarantor, enforceable in accordance with its terms.

     (vi) When the Securities are paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authentication and delivery of the Securities by the Trustee in accordance with the Indenture and the due authorization, execution and delivery of the Securities and the Guarantees by the Company and the Foreign Guarantors), the Securities and the Guarantees will constitute valid and binding obligations of the Company and the Guarantors, enforceable against each of them in accordance with their respective terms and entitled to the benefits of the Indenture.

     (vii) When the Exchange Securities and the Exchange Guarantees have been duly executed and delivered by the Company and the Guarantors in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture (assuming the due authentication and delivery of the Exchange Securities by the Trustee in accordance with the Indenture), the Exchange Securities and the Exchange Guarantees thereof will constitute the

                                  Exhibit A2-1
valid and binding obligations of the Company and the Guarantors, enforceable against each of them in accordance with their respective terms and entitled to the benefits of the Indenture.

     (viii) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum under the heading "Description of the Notes."

     (ix) The statements in the Offering Memorandum under the heading "Certain U.S. Federal Income Tax Considerations" to the extent that such information summarizes laws, governmental rules or regulations, fairly summarizes in all material respects, such laws, rules and regulations.

     (x) No consent, approval, authorization or order of any court or governmental authority is required for the issuance and sale by the Company of the Securities to the Initial Purchasers, the issuance of the Guarantees by the Guarantors or the consummation by the Company and the Guarantors of the other transactions contemplated by the Transaction Documents, except such as may be required under the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act of 1939, as amended (the "TIA"), the securities or blue sky laws of the various states (and the rules and regulations thereunder), as to which such counsel expresses no opinion in this paragraph.

     (xi) The execution and delivery by the Company and the Guarantors of the Transaction Documents to which each is a party and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) do not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of any of, (i) the charter or bylaws of the Delaware Guarantors or the New York Guarantor, (ii) any Applicable Law (as defined below), or (iii) the terms or provisions of any Specified Contract (provided that we express no opinion with respect to any financial test or the triggering of a cross-default provision in any Specified Contract as a result of a default caused under any other contract), except for (i) any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Company, taken as a whole and (ii) any such conflict, breach, violation or default which has been waived by the party or parties with the power to waive such conflict, breach, violation or default.

     (xii) The Company will not immediately after the sale of the Securities to the Initial Purchasers and application of the net proceeds therefrom as described in the Offering Memorandum under the caption "Use of Proceeds" be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (xiii) To such counsel's knowledge, there is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending or threatened against the Company or any of its subsidiaries that (i) has caused it to conclude that such action, suit, proceeding or investigation is required to be described in the Offering

                                  Exhibit A2-2

Memorandum if the Offering Memorandum were a registration statement on Form S-1, but is not so described or (ii) would be reasonably likely to adversely affect the consummation of the other transactions contemplated by the Purchase Agreement or the Indenture including, without limitation, the issuance of the Securities.

     (xiv) Assuming (i) the accuracy of the representations and warranties of the Company and you set forth in the Purchase Agreement, (ii) the due performance of the Company and the Initial Purchasers of the covenants and agreements set forth in the Purchase Agreement, (iii) the Initial Purchasers' compliance with the offering and transfer procedures and restrictions described in the Offering Memorandum, and (iv) the accuracy of the representations and warranties made to the Initial Purchasers in accordance with the Purchase Agreement and the Offering Memorandum by the purchasers to whom the Initial Purchasers initially resell the Securities, the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum and the initial resale of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and Offering Memorandum do not require registration under the Securities Act, and prior to the commencement of the Exchange Offer or the filing of a shelf registration statement as contemplated by the Registration Rights Agreement, the Indenture is not required to be qualified under the TIA, it being understood that such counsel need not express any opinion as to any subsequent resale of any Security.

     In addition, such counsel shall state that they have participated in conferences with representatives of the Company, representatives of the independent accountants for the Company and with representatives of the Initial Purchasers at which the disclosures in the Offering Memorandum, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Offering Memorandum, as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or other financial or statistical data set forth (or omitted from), the Offering Memorandum or any supplements or amendments thereto.


                                  Exhibit A2-3

                                                                       EXHIBIT B

                     [Form of Registration Rights Agreement]



                                   Exhibit B-1

                                                                       EXHIBIT C

                      Chief Financial Officer's Certificate

     The undersigned hereby certifies that:

     1. Attached hereto is a schedule listing the assumptions and calculations used by the Company in preparing the Company's estimated cost savings from the renegotiation of certain telecommunications, printing and shipping contracts.

     2. On the basis of such assumptions and calculation, the amount of such cost savings described in the Offering Memorandum dated October 23, 2003, under footnote under footnote 3 to "Summary Historical and Unaudited Pro Forma Consolidated Financial Data" is correct in all material respects.

     3.   Such assumptions and calculations are reasonable.

     In witness whereof, I have executed this certificate this __ day of October, 2003.

                                        By: /s/ Bryant Bynum
                                            ------------------------------------
                                            Name:   Bryant Bynum
                                            Title:  Chief Financial Officer


                                   Exhibit C-1

                                                                       EXHIBIT D

                              ASSUMPTION AGREEMENT

     Keystone Automotive Operations, Inc. ("Keystone"), as of the date hereof, hereby expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of the "Company" under the Purchase Agreement (the "Purchase Agreement") dated October 23, 2003 among Keystone Merger Sub, Inc. and Banc of America Securities LLC and UBS Securities LLC, as Initial Purchasers, including without limitation, the indemnity and contribution obligations under the Purchase Agreement. All references in the Purchase Agreement to the "Company" shall hereafter refer to Keystone and its respective successors.

     Each of Keystone Automotive Operations Of Canada, Inc., Keystone Automotive Operations Midwest, Inc., Key Comp, Inc., A&A Auto Parts Stores, Inc., Keystone Automotive Distributors, Inc., American Specialty Equipment Corp., Kao Management Services, Inc., Keystone Marketing Services, Inc. and Driverfx.Com, Inc. (the "Assuming Guarantors"), as of the date hereof, hereby makes the representations and warranties and expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities, of a "Guarantor" under the Purchase Agreement, including without limitation, any indemnity and contribution obligations under the Purchase Agreement. All references in the Purchase Agreement to the "Guarantors" shall hereafter refer to each of the Assuming Guarantors and their respective successors.

                            [Signature Page Follows]


                                   Exhibit D-1

     IN WITNESS WHEREOF, each of the undersigned executed and delivered this Assumption Agreement as of October [__], 2003.


                                        KEYSTONE AUTOMOTIVE OPERATIONS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        KEYSTONE AUTOMOTIVE OPERATIONS OF
                                         CANADA, INC.
                                        KEYSTONE AUTOMOTIVE OPERATIONS
                                         MIDWEST, INC.
                                        KEY COMP, INC.
                                        A&A AUTO PARTS STORES, INC.
                                        KEYSTONE AUTOMOTIVE DISTRIBUTORS, INC.
                                        AMERICAN SPECIALTY EQUIPMENT CORP.
                                        KAO MANAGEMENT SERVICES, INC.
                                        KEYSTONE MARKETING SERVICES, INC.
                                        DRIVERFX.COM, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                 [Keystone and Guarantors Assumption Agreement]

                                   Exhibit D-2

                                                                         ANNEX I

     Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

     Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

     Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

     Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

                                    Annex I-1